Exhibit 10.27b

AGREEMENT

THIS AGREEMENT, dated as of August 1, 2007 (this “Agreement”), is made by and between Constar International Inc., having its principal offices at One Crown Way, Philadelphia, Pennsylvania 19154 (the “Company”), and Mr. Chris Phelan (the “Executive”).

WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of key executive management personnel; and

WHEREAS, the Board of Directors of the Company (the “Board”) recognizes that the possibility of a Change in Control (as defined in Section 1.3 below) of the Company exists from time to time and that such possibility, and the uncertainty, instability and questions that it may raise for and among key executive management personnel, may result in the premature departure or significant distraction of such management personnel to the material detriment of the Company and its stockholders;

WHEREAS, the Board has determined that protection of the Executive’s earned benefits, deferred compensation and severance payments are the most efficient means to eliminate any such conflict in regards to the Executive; and

WHEREAS, the Board has determined that appropriate steps should be taken to reinforce, focus and encourage the continued attention and dedication of key members of the executive management of the Company and its subsidiaries, including (without limitation) the Executive, to their assigned duties without distraction in the face of potentially disturbing or unsettling circumstances arising from the possibility of a Change in Control of the Company;

NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

1.1. “Annual Base Salary” shall mean the Executive’s annual gross salary from time to time, and shall not include (without limitation) any cost of living allowances, fees, retainers, reimbursements, bonuses, incentive awards, prizes or similar payments.

1.2. “Cause” shall mean (i) the Executive, in carrying out his duties under this Agreement, engages in gross misconduct or gross negligence, (ii) the Executive embezzles any amount of the Company’s assets, (iii) the Executive is convicted of a criminal offense (other than a road traffic offense not involving a sentence of imprisonment, whether immediate or suspended), or (iv) the Executive’s continued failure to follow the lawful instructions of the Company’s Board (consistent with Section 4 below).

1.3. “Change in Control” shall mean:

1.3.1. The acquisition, after the Commencement Date, by an individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition, directly or indirectly, by Crown Cork & Seal Company, Inc. (“Crown”) or any subsidiary of Crown, by or from the Company or any subsidiary of the Company, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary of the Company, (b) any acquisition by any underwriter in connection with any firm commitment underwriting of securities to be issued by the Company, or (c) any acquisition by any corporation if, immediately following such acquisition, 70% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors), is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

1.3.2. The occurrence of, a reorganization, merger or consolidation other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation 70% or more of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the Voting Securities; or

1.3.3. The occurrence of, (i) a complete liquidation or substantial dissolution of the Company, (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a subsidiary, wholly-owned, directly or indirectly, by the Company or (iii) the sale of the Company’s European operations, other than to a subsidiary, wholly-owned, directly or indirectly, by the Company; or

1.3.4. During any period of twenty-four (24) consecutive months commencing upon the Commencement Date, the individuals at the beginning of any such period who constitute the Board and any new director (other than a director designated by a person or entity who has entered into an agreement with the Company or other person or entity to effect a transaction described in Sections 1.3.1, 1.3.2 or 1.3.3 above) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of any such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board.

Notwithstanding the above, a “Change-in-Control” shall not (i) be deemed to occur unless after any transaction or occurrence set forth in Sections 1.3.1, 1.3.2, 1.3.3 or 1.3.4, Crown directly or indirectly owns less than 25% of the Voting Securities, or (ii) include any event, circumstance or transaction which results from the action of any entity or group which includes, is affiliated with or is wholly or partially controlled by one or more executive offices of the Company and in which the Executive participates.

1.4. “Disability” shall mean the Executive’s inability to render, for a period of six consecutive months, services by reason of permanent disability, as determined by the written medical opinion of an independent medical physician mutually acceptable to the Executive and the Company. If the Executive and the Company cannot agree as to such an independent medical physician, each shall appoint one medical physician and those two physicians shall appoint a third physician who shall make such determination. In no event shall the Executive be considered disabled for the purposes of this Agreement unless the Executive is deemed disabled pursuant to the Company’s long-term disability plan, if one is maintained by the Company.

1.5. “Employment Period” shall mean the period commencing on the date of a Change in Control until the earliest to occur of (i) the date which is two years from the date of such Change in Control, (ii) the date of termination by the Executive of the Executive’s employment for Good Reason, or (iii) the termination by the Company of the Executive’s employment for any reason.

1.6. “Good Reason” shall mean and shall be deemed to exist if, without the prior express written consent of the Executive, (i) the Executive suffers a material change in the title or position, (ii) the Executive suffers a material change in the duties, responsibilities, reporting obligations or effective authority associated with his titles and positions; (iii) the Executive’s Annual Base Salary or the Executive’s benefits are decreased by the Company; (iv) the Company fails to pay the Executive’s compensation or to provide for the Executive’s benefits when due; (v) the Company fails to obtain assumption of this Agreement by an acquiror; or (vi) the Executive’s office location is moved to a location more than 50 miles from Sherburn, UK.

1.7. “Person” shall have the meaning ascribed thereto in Section 3(a)(9) of the Exchange Act, as modified, applied and used in Sections 13(d) and 14(d) thereof; provided, however, a Person shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries (in its capacity as such), (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same character and proportions as their ownership of stock of the Company.

1.8. “Retirement” shall mean and be deemed the reason for the termination by the Executive of the Executive’s employment if such employment is terminated upon or after normal retirement age pursuant to the pension plan of the Company, not including any early retirement or so-called “window period” retirements, generally applicable to its officers, as in effect immediately prior to a Change in Control.

1.9. “Protected Employee” shall mean a person who at any time whilst the Executive was employed by the Company or affiliate of the Company (a) is engaged or employed (other in a clerical, secretarial or administrative capacity) as an employee, director or consultant of that Company; and (b) is or was engaged in a capacity in which he obtained Confidential Information (as defined in Section 3.2.2 of this Agreement) or otherwise is or was a senior employee of the relevant Company; and (c) with whom the Executive had dealings in the course of his duties during the period of 12 months prior to the date of the termination of his employment.

2. Term of this Agreement. This Agreement shall commence on the date hereof and shall continue in effect through December 31, 2008; provided, that the term shall automatically be extended each January 1 unless either party to this Agreement delivers a notice of non-extension to the other party by June 30 of the preceding year. However, if a Change in Control shall have occurred during the term of this Agreement, this Agreement shall continue in effect for a period of twenty-four (24) months beyond the day in which such Change in Control occurred (the “Term”). Notwithstanding the foregoing provisions of this Section 2, the Term shall terminate upon attainment of the Executive’s normal retirement age as defined in the pension plan of the Company.

3. The Executive’s Covenants.

3.1. Time and Attention. During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company and to use the Executive’s reasonable best efforts to perform faithfully and efficiently the responsibilities and duties assigned to the Executive hereunder. During the Employment Period it shall not be a violation of this Agreement for the Executive to serve on corporate, civic or charitable boards or committees. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to a Change in Control, the reinstatement or continued conduct of such activities (or the reinstatement or conduct of activities similar in nature and scope thereto) subsequent to a Change in Control shall not thereafter be deemed to interfere with the performance of the Executive’s responsibilities to the Company and its subsidiaries.

3.2. Non-interference; Confidential Information; Non-Competition

3.2.1. Non-Solicitation. If the Executive’s employment with the Company terminates for any reason, the Executive, for a period of six months after any such termination, shall not (except on the Company’s behalf), directly or indirectly, on his own behalf or on behalf of any other person, firm, partnership, corporation or other entity, (A) in connection with a business which shall be or is during such period going to be competition with the business of the Company in which the Executive shall have been involved or for which he shall have been responsible or about which he has obtained confidential information in the period of twelve months prior to such termination, solicit or service the business of any of the Company’s clients, any of the Company’s former clients which were clients within twelve months prior to the termination of his employment or any of the prospective clients which were being actively solicited by the Company at the time of the termination of his employment or (B) attempt to cause or induce any Protected Employee to leave the employment of the Company or any affiliate of the Company.

3.2.2. Confidentiality. The Executive shall not, during the Term of Employment and at any time thereafter, without the prior express written consent of the Board, directly or indirectly, divulge, disclose or make available or accessible any Confidential Information (as defined below) to any person, firm, partnership, corporation, trust or any other entity or third party (other than when required to do so in good faith to perform the Executive’s duties and responsibilities under this Agreement or when (i) required to do so by a lawful order of a court of competent jurisdiction, any governmental authority or agency, or any recognized subpoena power, or (ii) necessary to prosecute the Executive’s rights against the Company or to defend himself against any allegations). In addition, the Executive shall not create any derivative work or other product based on or resulting from any Confidential Information (except in the good faith performance of his duties under this Agreement). The Executive shall also proffer to the Board’s designee, no later than the effective date of any termination of his employment with the Corporation for any reason, and without retaining any copies, notes or excerpts thereof, all memoranda, computer disks or other media, computer programs, diaries, notes, records, data, customer or client lists, marketing plans and strategies, and any other documents consisting of or containing Confidential Information that are in the Executive’s actual or constructive possession or which are subject to his control at such time. For purposes of this Agreement, “Confidential Information” shall mean all information respecting the business and activities of the Company, or any affiliate of the Company, including, without limitation, the terms and provisions of this Agreement, the clients, customers, suppliers, employees, consultants, computer or other files, projects, products, computer disks or other media, computer hardware or computer software programs, marketing plans, financial information, methodologies, know-how, processes, practices, approaches, projections, forecasts, formats, systems, data gathering methods and/or strategies of the Corporation. Notwithstanding the immediately preceding sentence, Confidential Information shall not include any information that is, or becomes, generally available to the public (unless such availability occurs as a result of the Executive’s breach of any portion of this Section 3.2.2).

3.2.3. Non-Competition. If the Executive’s employment with the Company terminates for any reason, the Executive, for a period of six months after any such termination, shall not, directly or indirectly, within or with respect to Europe engage, without the consent of the Company, in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder or in any other capacity, or render any services or provide any advice to any business, activity, person or entity which competes or is during such period going to compete in any manner with the business of the Company or of any affiliate of the Company in which the Executive shall have been involved or for which he shall have been responsible or about which he shall have obtained Confidential Information in the 12 months preceding such termination; provided, however, that the Executive’s ownership of not more than 5% of the stock of any publicly-traded corporation shall not be a violation of this Section 3.2.3. The Executive acknowledges that his skills are such that he can be gainfully employed in noncompetitive employment and that the agreement not to compete will in no way prevent him from earning a living. The Executive understands and agrees that the rights and obligations set forth in this Section 3.2.3 shall extend beyond the Term.

3.2.4. Injunctive Relief. The Executive acknowledges and agrees that the Company will have no adequate remedy at law, and would be irreparably harmed, if the Executive breaches or threatens to breach any of the provisions of this Section 3.2 of this Agreement. The Executive agrees that the Company shall be entitled to equitable and/or injunctive relief to prevent any breach or threatened breach of this Section 3.2, and to specific performance of each of the terms of such Section in addition to any other legal or equitable remedies that the Company may have. The Executive further agrees that he shall not, in any equity proceeding relating to the enforcement of the terms of this Section 3.2, raise the defense that the Company has an adequate remedy at law.

3.2.5. Special Severability. The terms and provisions of this Section 3.2 are intended to be separate and divisible provisions and if, for any reason, any one or more of them is held to be invalid or unenforceable, neither the validity nor the enforceability of any other provision of this Agreement shall thereby be affected. It is the intention of the parties to this Agreement that the potential restrictions on the Executive’s future employment imposed by this Section 3.2 be reasonable in both duration and geographic scope and in all other respects. If for any reason any court of competent jurisdiction shall find any provisions of this Section 3.2 unreasonable in duration or geographic scope or otherwise, the Executive and the Company agree that the restrictions and prohibitions contained herein shall be effective to the fullest extent allowed under applicable law in such jurisdiction.

4. Severance Payments.

4.1. Severance. The Company shall pay the Executive the payments and benefits described in Section 4.1.1 through 4.1.4 (the “Severance Payments”) upon the termination of the Executive’s employment with the Company following a Change in Control and during the Term, and upon execution of a general release in favor of and in form and substance satisfactory to the Company, unless such termination is (i) by the Company for Cause, (ii) by reason of Retirement, (iii) by the Executive without Good Reason, (iv) due to death, or (v) due to Disability. In addition, the Executive’s employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason (a) if the Executive reasonably demonstrates that the Executive’s employment was terminated prior to a Change in Control without Cause (1) at the request of a Person who has entered into an agreement with the Company the consummation of which will constitute a Change in Control (or who has taken other steps reasonably calculated to effect a Change in Control) or (2) otherwise than in connection with, as a result of or in anticipation of a Change in Control, or (b) if the Executive terminates his employment for Good Reason prior to a Change in Control and the Executive reasonably demonstrates that the circumstance(s) or event(s) which constitute such Good Reason occurred (1) at the request of such Person or (2) otherwise in connection with, as a result of or in anticipation of a Change in Control. The Executive’s right to terminate the Executive’s employment for Good Reason shall not be affected by the Executive’s incapacity due to physical or mental illness. The Executive’s continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder. In the event of Disability or death of the Executive after the Date of

Termination in respect of any termination without Cause or any termination for Good Reason, payments and benefits shall be made to the Executive, or the Executive’s beneficiaries or legal representative, as the case may be.

4.1.1. a lump sum payment equal to two times the Executive’s Annual Base Salary plus two times the Executive’s target Bonus amount for the year in which any such termination occurs.

4.1.2. For a twenty four (24) month period after the Date of Termination, or if sooner, until the Executive reaches the age of sixty-five (65) years, the Company shall arrange to provide the Executive with health insurance benefits substantially similar (and at the same cost) to those that the Executive is receiving immediately prior to a Change in Control or the receipt by the Company of the relevant Notice of Termination. Benefits otherwise receivable by the Executive pursuant to this Section 4.1.2 shall be reduced to the extent comparable benefits are actually received by or made available to the Executive without cost during such period following the Executive’s termination of employment (and any such benefits actually received by the Executive shall be reported to the Company by the Executive).

4.1.3. Immediate payment of all of Executive’s deferred compensation.

4.1.4. Immediate cash-out, vesting or exercisability of all outstanding equity based or performance based awards.

5. Termination Procedures and Compensation During Dispute.

5.1. Notice of Termination. After a Change in Control and during the Term, any purported termination of the Executive’s employment with the Company (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 8 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment with the Company under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of a simple majority of the entire membership of the Board at a meeting of the Board, which was called and held for the purpose of considering such termination (which meeting may be a regular meeting of the Board where prior notice of consideration of such termination is given to members of the Board) finding that, in the good faith opinion of the Board, (i) the Executive engaged in conduct set forth in the definition of Cause herein, and specifying the particulars thereof in detail. For purposes of this Agreement, any purported termination not effected in accordance with this Section 5.1 shall not be considered effective.

5.2. Date of Termination. “Date of Termination” with respect to any termination during the Term, shall mean (i) if the Executive’s employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive’s duties during such thirty (30) day period), and (ii) if the Executive’s employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than thirty (30) days nor more than sixty (60) days, respectively, after the date such Notice of Termination is given).

6. Successors; Binding Agreement.

6.1. Successors. This Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns. The Company shall require any successor to all or substantially all of its business and/or assets, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place.

6.2. Binding Agreement. This Agreement is personal to the Executive and, without the prior express written consent of the Company, shall not be assignable by the Executive, except as provided in this Section 6.2. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the beneficiary (or beneficiaries) designated by the Executive from time to time in accordance with the procedures for notice set out in Section 7.3; provided, however, that if there shall be no effective designation of beneficiary by the Executive, such amounts shall be paid to the executors, personal representatives or administrators of the Executive’s estate. This Agreement shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

7. Miscellaneous.

7.1. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of England and Wales, applied without reference to principles of conflict of laws.

7.2. Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

7.3. Notices. All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other parties or by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company to the attention of Mr. Jerry Gunderson, Vice President Human Resources, Constar International Inc., One Crown Way, Philadelphia, PA 19154; and to

the Executive at Constar International U.K. Ltd., Moor Lane Trading Estate, Sherburn In Elmet, North Yorkshire, LS25 6ES, United Kingdom; or to such other address as any party shall have furnished to the others in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

7.4. Withholding. The Company may withhold from any amounts payable under this Agreement such federal, state or local income taxes to the extent the same required to be withheld pursuant to any applicable law or regulation.

7.5. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

7.6. Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

7.7. Beneficiaries/References. The Executive shall be entitled to select (and change) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive’s death, and may change such election, in either case by giving the Company written notice thereof. In the event of the Executive’s death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary(ies), estate or other legal representative(s).

7.8. Entire Agreement. This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

7.9. Representations. The Company represents and warrants that it is fully authorized and empowered to enter into this Agreement.

7.10. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or the Executive’s Term of employment hereunder for any reason to the extent necessary to the intended provision of such rights and the intended performance of such obligations.

IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

Constar International Inc.

/s/ Michael Hoffman
By:

/s/ Christopher Phelan
[Name of Executive]

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